SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  December 8, 1997


                           GIANT CEMENT HOLDING, INC.
             (Exact name or registrant as specified in its charter)



               Delaware               0-29485              57-0997411
   (State or other jurisdiction of   (Commission          (IRS Employer
    incorporated or organization)    File Number)      Identification No.)


             320-D Midland Parkway, Summerville, South Carolina       29485
                  (Address of principal executive offices)         (Zip Code)




Registrant's telephone number, including area code:  (803) 851-9898



                                       N/A

         (Former name or former address,  if changed since last report.)


                                                       Page 1 of 3 Pages
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Item 5.    Other Events

On December 8, 1997, the resource recovery operation at Keystone Cement Company, a wholly-owned subsidiary of Giant Cement Holding, Inc., experienced an elevation of temperature and gaseous expansion in a waste fuel storage tank which resulted in a vapor release that was instantaneously ignited and extinguished. There were no injuries and no known environmental damage. Only very minimal damage to equipment at the plant occurred.

Immediately after the incident, Keystone ceased utilization of waste fuels and later entered into a negotiated consent agreement with the Department of Environmental Protection (DEP) of the State of Pennsylvania to halt the use of waste fuels at its plant pending an investigation of the cause and determination of the appropriate corrective actions to ensure that a similar incident does not occur in the future. A report on the findings and recommended corrective actions was submitted to the DEP on December 31, 1997.

The Company has met with the DEP and is in the process of submitting additional information for their review. Pending their review and acceptance of the submittals, the Company believes that this review process will be complete by mid-February.

The burning of waste fuels significantly reduces Keystone's coal consumption and production costs. Additionally, Keystone receives revenue from the customers who supply these waste-derived fuels. The Company estimates that on short-term basis, the inability to utilize waste fuel at Keystone reduces its net income approximately $80,000 per week.

In  general,  violations  of  the  permit  conditions  or of  the  environmental regulations, even if immaterial or unintentional, may result in fines, shutdowns, remedial actions or revocation of the permits, the loss of any one of which could have a material adverse effect on the Company's results of operations. While there is no present indication that Keystone's waste fuel burning permits are at risk, the DEP has indicated that violations of Keystone's permit conditions may have occurred. Keystone is in the process of negotiating a further consent agreement with the DEP to allow it to resume waste fuel burning and resolve all outstanding alleged violations of environmental statutes. Management believes that Keystone should be allowed to resume waste fuel burning during the first quarter of 1998 and possibly within the next three weeks. In view of the early stage of the negotiations and the inherent difficulty in predicting the outcome of these matters, management cannot estimate what the eventual outcome will be. While the final resolution of these matters may have an adverse impact on the Company's consolidated financial results for a particular reporting period, management of the Company believes, based upon the information developed to date, that any alleged violations can be resolved with the regulatory agencies involved or through the appeals processes, without having a material adverse effect on the consolidated financial condition of the Company.

This release contains forward-looking statements based upon current expectations that involve a number of business risks and uncertainties. The factors that could cause results to differ materially include the following: national and regional economic conditions, changes in the levels of construciton spending, changes in supply or pricing of waste fuels and other risks as further described in the Company's Annual Report on Form 10-K filed with the SEC.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           GIANT CEMENT HOLDING, INC.



Dated:  January 21, 1998              By: /s/Gary L. Pechota
                                          Gary L. Pechota
                                          President and Chief Executive Officer



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